Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. John Harmon, CFA, Sr. Acct. Manager
China TransInfo Technology Corp.	CCG Investor Relations
E-mail: ir@ctfo.com	E-mail: john.harmon@ccgir.com
Tel: + 86 10–5169 1657	Tel: +86 10–8573 1014
Website: www.ccgirasia.com

For Immediate Release:

China TransInfo Announces First-Quarter 2012 Results

• Backlog Increases to Approximately $194 Million

Beijing, China – May 14, 2012, China TransInfo Technology Corp. (NASDAQ: CTFO) (“China TransInfo” or the “Company”), a leading provider of comprehensive intelligent transportation systems (“ITS”) in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the “Group Company”), today reported financial results for the first quarter ended March 31, 2012.

First-Quarter 2012 Highlights:

  Revenues decreased 20.7% year over year to $28.9 million

  Net income was $2.4 million, or $0.10 per diluted share

  Adjusted net income was $2.7 million, or $0.11 per diluted share(*)

  Backlog increased to approximately $194 million

“Although first-quarter revenues declined year-over-year, this was primarily due to the timing of contract progress and execution, and we won nearly $58 million in new contracts in the quarter versus $13 million a year ago. Moreover, our backlog increased by 12% to approximately $194 million, indicating a stronger book of business for China TransInfo,” commented Mr. Shudong Xia. “On the bottom line, we maintained solid profitability despite the lower revenue level and a higher tax rate. We remain committed to growing our business alongside the favorable dynamics of China’s transportation market.”

CTFO Reports First-Quarter 2012 Results	page 2

First-Quarter 2012 Results

For the quarter ended March 31, 2012, revenue decreased 20.7% to $28.9 million from $36.5 million in the year-ago quarter. The decrease in revenue was driven primarily by a 20.5% decrease in transportation revenue, mainly due to fluctuations in the progress of existing contracts and execution in the ITS business. Revenue from products and applications in the transportation business sector was $27.9 million, or 96.5% of total revenue, compared to $35.1 million, or 96.3% of total revenue, in the year-ago quarter. The remainder of revenue derived from other business categories.

Gross profit decreased 7.8% to $9.6 million in the first quarter of 2012, as compared to $10.4 million in the year-ago quarter. The gross margin in the first quarter of 2012 increased to 33.1% from 28.5% in the year-ago quarter, mainly due to higher-margin projects executed during the quarter versus the year-ago quarter. This represents a year-over-year margin improvement of approximately 465 basis points versus 28.5% in the year-ago quarter.

Selling expenses were $1.1 million, compared to $0.8 million in the first quarter of 2011, mainly due to enhanced effort for new contract bidding activity, which incurred greater travel and sales-administration expenses. General and administrative expenses were $5.9 million, compared to $5.5 million in the year-ago quarter. The increase was primarily due to the development of Beijing Transwiseway’s commercial vehicle location-based services (LBS) business, which incurred higher labor and administrative expenses. Total operating expenses were $6.9 million, an increase of 9.7% from $6.3 million in the year-ago quarter. Operating income decreased to $2.6 million from $4.1 million in the first quarter of 2011.

In the first quarter, subsidy income was $0.6 million, as compared to $0.2 million in the year-ago quarter.

Net income decreased 18.5% to $2.4 million, or $0.10 per diluted share, compared to $3.0 million, or $0.12 per diluted share, in the year-ago quarter. Adjusted net income, which excludes $0.3 million in non-cash stock-based compensation expense and $0.01 million in intangible amortization expense from acquisitions, decreased 19.2% to $2.7 million, or $0.11 per diluted share, compared to $3.3 million, or $0.13 per diluted share, in the comparable period of 2011(*). Weighted average diluted shares outstanding increased to 25,280,702 shares from 25,273,542 shares in the year-ago quarter.

CTFO Reports First-Quarter 2012 Results	page 3

(*) Please refer to the table at the end of this press release for a reconciliation of net income and diluted earnings per share (“EPS”) to exclude non-cash stock-based compensation and amortization expense of intangibles from acquisitions.

Financial Condition

As of March 31, 2012, cash and cash equivalents totaled $31.8 million, compared to $45.0 million as of December 31, 2011. For the quarter ended March 31, 2012, cash flow from operations was an outflow of $9.4 million. Working capital increased to $102.9 million compared to $97.3 million as of December 31, 2011. Stockholders’ equity was $157.4 million compared to $149.9 million as of December 31, 2011.

Business Outlook

China TransInfo has successfully developed a first-generation commercial vehicle monitoring and control platform for the Ministry of Transport. To date, the Company has recorded more than 1.39 million vehicles registered on the platform and approximately 491,000 active users. In addition, the Company’s variable interest entity, Beijing Zhangcheng Science and Technology Co., Ltd. officially released its new pedestrian navigation product named “PalmGo” on April 26, 2012. PalmGo is an application for Android-based smartphones which guides users to reach their destination via various public transportation options including buses, subways, and by walking. Moreover, PalmGo provides public transport information, such as estimated arrival times for selected transport connections and also provides walking navigation, voice navigation, point-of-interest (POI) location, among other features.

Mr. Xia continued, “At the end of the first quarter, our sales backlog was approximately $194 million, compared to $173 million at the end of 2011. We signed roughly $57.85 million in contracts during the first quarter. For 2012, we continue to expect revenues of approximately $170 million and adjusted net income of approximately $14 million, excluding non-cash, stock-based compensation expense and amortization expense of intangibles from acquisitions.”

Conference Call

The Company will host a conference call on Monday, May 14, 2012, at 8:00 a.m. Eastern Daylight Time to discuss its financial results for the first quarter ended March 31, 2012.

CTFO Reports First-Quarter 2012 Results	page 4

The earnings release will be available on the Investor Relations page of the Company’s website at: http://www.chinatransinfo.com/news.html.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial +1 (706) 643-0585. When prompted by the operator, enter conference pass code 79509439.

A replay will be available for 14 days starting on Monday, May 14, 2012 at 10:00 a.m. Eastern Daylight Time and can be accessed by dialing (855) 859-2056. International callers should dial +1 (404) 537-3406. When prompted, enter conference pass code 79509439.

An archived webcast of the call will be available on the Company’s website at http://www.chinatransinfo.com/WebCast.aspx?sortId=44&sortPId=5. To listen to the live webcast, please go to the Company’s website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

Use of Non-GAAP Financial Information

GAAP results for the three months ended March 31, 2012 and 2011 include non-cash share based compensation and amortization of intangible assets from acquisitions. To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which are adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company’s management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company’s historical performance. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies. Management believes that these adjusted financial measures are useful to investors because they exclude non-cash expenses that management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, as these measures provide a consistent method of comparison to historical periods. As a result, the provision of these adjusted measures allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management. Moreover, management believes that these adjusted measures reflect the essential operating activities of the Company. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the adjusted financial measure. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded. A reconciliation of adjustments to GAAP results appears in Table 1 below.

CTFO Reports First-Quarter 2012 Results	page 5

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES

Table 1—Reconciliation of Non-GAAP Financial Data

	For the three months ended		For the three months ended
	March 31, 2012,		March 31, 2011,
	Net Income	Diluted EPS	Net Income	Diluted EPS
Amount per consolidated statement of operations	$2,419,296	$0.10	$2,967,276	$0.12

Adjustments:
Amortization of intangible assets from acquisitions (1)	11,275	0.00	48,850	0.00
Non-cash share based compensation	252,671	0.01	302,937	0.01

Adjusted Amount	$2,683,241	$0.11	$3,319,063	$0.13

(1) Amortization of intangible assets from acquisitions of Beijing Transwiseway in 2008 and UNISITS in 2009.

About China TransInfo

China TransInfo, through its affiliate, the Group Company and the Group Company’s PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology national standards, the Company owns nine patents and has won a majority of the model cases awarded by the PRC Ministry of Transport. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company’s website at http://www.chinatransinfo.com.

CTFO Reports First-Quarter 2012 Results	page 6

Safe Harbor Statement

This press release contains certain statements that may include “forward looking statements”. All statements other than statements of historical fact included herein are “forward-looking statements”. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

— FINANCIAL TABLES FOLLOW —

CTFO Reports First-Quarter 2012 Results	page 7

CHINA TRANSINFO TECHNOLOGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended March, 31,
	2012	2011
Net sales	$28,928,717	$36,499,159
Cost of sales	(19,346,112)	(26,106,038)
Gross profit	9,582,605	10,393,121
Total operating expenses	(6,937,046)	(6,321,059)
Income from operations	2,645,559	4,072,062
Non-operating income (expense):
Interest income	34,888	39,726
Interest expense	(109,464)	(250,573)
Subsidy income	646,001	195,626
Other income, net	153,008	75,476
Total non-operating income	724,433	60,255

Income before income taxes, noncontrolling interests, and gain on equity investments in affiliates	3,369,992	4,132,317
Income taxes	(578,268)	(501,125)
Net income before non-controlling interests and gain on equity investments in affiliates net income	2,791,724	3,631,192

Gain on equity investments in affiliates due to proportional shares of the affiliates net income	379,253	332,636
Net income before non-controlling interests	3,170,977	3,963,828
Non-controlling interests in net income of subsidiary	(751,681)	(996,552)
Net income	$2,419,296	$2,967,276
Weighted average number of shares of outstanding:
Basic	25,270,069	25,270,069
Diluted	25,280,702	25,273,542
Earnings per share -
Basic	$0.10	$0.12
Diluted	$0.10	$0.12
Comprehensive income
Net income including noncontrolling interest	$3,170,977	$3,963,828
Translation adjustments	835,533	634,187
Comprehensive income	$4,006,510	$4,598,015
Comprehensive income attributable to non-controlling interests	$751,681	$996,552
Comprehensive income attributable to CTFO	$3,254,829	$3,601,463

CTFO Reports First-Quarter 2012 Results	page 8

CHINA TRANSINFO TECHNOLOGY CORP.

=CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2012	2011

ASSETS
Current Assets:
Cash and cash equivalents	$31,832,178	$45,032,637
Restricted cash	4,703,288	3,560,246
Accounts receivable, net of allowance for doubtful accounts of $171,829 and $169,060 ,respectively	43,507,607	36,902,155
Inventories	5,493,449	5,993,121
Costs and estimated earnings in excess of billings on uncompleted contracts	55,430,507	42,917,900
Prepayments	7,682,784	8,828,290
Other receivables	18,032,086	15,636,967
Deferred tax assets	26,635	26,467
Total current assets	166,708,534	158,897,783

Long-term investments	11,084,600	10,638,712
Property and equipment, net	11,122,125	10,848,345
Long-term prepayment for land use right	3,717,965	3,694,493
Intangible assets, net	17,414,130	16,383,300
Goodwill	10,775,552	10,707,525
Other assets	408,646	337,258
Total assets	$221,231,552	$211,507,416

LIABILITIES AND SHAREHOLDERS'
EQUITY
Current Liabilities:
Accounts payable	$37,021,042	$29,010,462
Short-term borrowings from banks	6,001,047	7,791,300
Billings in excess of costs and estimated earnings on uncompleted contracts	14,448,150	12,760,278
Accrued liabilities and other current liabilities	6,384,121	12,043,530
Total current liabilities	63,854,360	61,605,570

Other long-term liability	27,086	-

Total liabilities	63,881,446	61,605,570
Commitments and contingencies

Stockholders' equity :
Common stock, par value $0.001 per share, 150,000,000 shares authorized, 25,270,069 and 25,270,069 issued and outstanding, respectively	25,270	25,270
Additional paid-in capital	53,191,622	51,484,878
Retained earnings	63,803,929	61,384,633
Accumulated other comprehensive income	10,454,222	9,618,689
Total China TransInfo Technology Corp	127,475,043	122,513,470
Stockholders equity
Non-controlling inerests	29,875,063	27,388,376

Total stockholders' equity	157,350,106	149,901,846

Total liabilities and stockholders' equity	$221,231,552	$211,507,416

CTFO Reports First-Quarter 2012 Results	page 9

CHINA TRANSINFO TECHNOLOGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$2,419,296	$2,967,276
Adjustments to reconcile net income to net cash used in operating activities:
Non-controlling interests	751,681	996,552
Depreciation and amortization expenses	671,583	652,129
Stock-based compensation	273,749	310,538
Gain on equity investments in affiliates due to proportional shares of the affiliates net income	(379,253)	(332,636)
Dividends income	-	(14,693)
Loss on disposal of property and equipment	13,776	6,655
Allowance for doubtful accounts	1,699	-
(Increase) Decrease in assets:
Restricted cash	(1,123,252)	(1,192,248)
Accounts receivable	(6,388,792)	(4,785,754)
Inventories	539,106	(262,205)
Prepaid expenses and other current assets	1,204,353	1,467,418
Other receivables	(2,371,040)	(1,749,678)

Cost and estimated earnings in excess of billings on uncompleted contracts	(12,270,848)	(3,280,538)
Other assets	(69,418)	(228)
(Decrease) Increase in liabilities:
Accounts payable	7,846,033	(5,689,594)
Billings in excess of costs and estimated earnings on uncompleted contracts	1,610,860	(2,288,006)
Accrued liabilities and other current liabilities	(2,156,519)	(3,115,251)
Other long-term liability	27,155	-
Net cash used in operating activities	$(9,399,831)	$(16,310,263)

Cash flows from investing activities:
Proceeds from disposal of property and equipment	$750	$13,500
Purchases of property and equipment	(798,532)	(984,331)
Purchases of intangible assets	(1,029,261)	(211,214)
Payments for acquisition of companies	(210,092)	(201,334)
Dividends from equity or cost investees	-	14,693
Net cash used in investing activities	(2,037,135)	(1,368,686)
Cash flows from financing activities:
Proceeds from short-term borrowings	1,331,602	3,043,600
Payments of short-term borrowings	(3,176,000)	(4,641,490)
Non-controlling interest's capital contribution	-	190,225
Payment of dividends to non-controlling interests from subsidiaries	(238,200)	-
Net cash used in financing activities	(2,082,598)	(1,407,665)

Effect of foreign currency exchange translation	319,105	219,746

Net decrease in cash and cash equivalents	(13,200,459)	(18,866,868)

Cash and cash equivalents - beginning	45,032,637	43,916,597
Cash and cash equivalents - ending	$31,832,178	$25,049,729

Supplemental disclosures:
Interest paid	$109,464	$251,866
Income taxes paid	$569,751	$444,346

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